Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 15, 2010 (except for Note 16, as to which the date is March 12, 2010) in Amendment No. 9 to the Registration Statement (Form S-1/A No. 333-161329) and related Prospectus of Mirion Technologies, Inc. for the registration of 12,650,000 shares of its common stock.
/s/ Ernst & Young LLP

San Francisco, California
May 10, 2010